Exhibit 8(a)

                               CUSTODIAN AGREEMENT

            AGREEMENT, dated as of ____________________, 1986, between LAZARD TAX-FREE RESERVES, INC., a Maryland corporation having its principal place of business at 55 Water Street, New York, New York 10041 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02101 (the "Custodian").

            The parties hereto agree as follows:

ARTICLE 1.  EMPLOYMENT OF CUSTODIAN AND
            PROPERTY TO BE HELD BY IT:

            The Fund hereby employs the Custodian as the custodian of its assets. The Fund agrees to deliver to the Custodian all securities (other than securities issued by the Fund) and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by the Fund for shares of the Fund's Capital Stock, $0.001 par value (the "Shares"), as may be issued or sold by the Fund from time to time. The Custodian shall not be responsible for any property of the Fund held or received by the Fund and not delivered to the Custodian.

            The Custodian may from time to time employ one or more subcustodians, but only in accordance with an applicable resolution approved by the Board of Directors of the Fund, and provided that the Custodian shall have no more or less responsibility to the Fund on account of any actions or omissions of any subcustodian so employed than any such subcustodian has to the Custodian.

ARTICLE 2.  DUTIES OF CUSTODIAN WITH RESPECT TO
            PROPERTY OF FUND HELD BY CUSTODIAN

            Section 2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Fund all non-cash property of the Fund, including all securities owned by the Fund, other than (a) securities issued by the Fund and (b) securities which are maintained pursuant to Section
2.12 in a clearing agency registered with the Securities and Exchange Commission (the "SEC") under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository or in the book-entry system authorized by the United State Department of the Treasury and certain Federal agencies (such clearing agency and book-entry system being collectively referred to herein as a "Securities System").

            Section 2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by the Fund which are held by the Custodian or in a Securities System account of the Custodian only upon receipt of proper instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

            (a) upon sale of such securities for the account of the Fund and receipt of payment therefor;

            (b) upon the receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Fund;

            (c) in the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12;

            (d) to a designated depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

            (e) to the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

            (f) to the issuer thereof or its agent for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section
      2.11 or into the name or nominee name of any subcustodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

            (g) to the broker selling such securities for examination in accordance with the "street delivery" custom;

            (h) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            (i) in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

            (j) for delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund;

            (k) for delivery as security in connection with any borrowings by the Fund requiring a pledge or assets by the Fund, but only against receipt of amounts borrowed;

            (l) upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent"), for delivery to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Fund's currently effective Prospectus (the "Prospectus") included in the Fund's Registration Statement, as amended from time to time, under the Securities Act of 1933, relating to the offering of Shares for sale, in satisfaction of requests by holders of Shares for repurchase or redemption; and

            (m) for any other proper corporate purpose of the Fund, but only upon receipt of, in addition to proper instructions from the Fund, a certified copy of a resolution approved by the Fund's Board of Directors or Executive Committee specifying the securities to the delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose and naming the person or persons to whom delivery of such securities shall be made.

            Section 2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian (which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other investment companies registered under the Investment Company Act of 1940 (the "1940 Act") which have the same investment adviser as the Fund) or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any subcustodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in "street" or other good delivery form.

            Section 2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 promulgated by the SEC under the 1940 Act. Cash held by the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable, provided that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Directors of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

            Section 2.5 Payments for Shares. The Custodian shall receive from the distributor of Shares or from the Transfer Agent and deposit into the Fund's account with the Custodian such payments as are received for Shares issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund and the Transfer Agent, at such times as the Fund may request, of any receipt by the Custodian of payments for Shares.

            Section 2.6 Investment and Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of proper instructions from the Fund,

            (a) invest all Federal funds received after a time agreed upon between the Custodian and the Fund in such instruments as may be requested by the Fund; and

            (b) make Federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

            Section 2.7 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income and other payments, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. In any case in which the Custodian does not receive due and unpaid income with respect to securities held hereunder within a reasonable time after the Custodian has made demands for the same, the Custodian shall notify the Fund in writing and await instructions from the Fund.

            Section 2.8 Payment of Fund Moneys. Upon receipt of proper instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

            (a) upon the purchase of securities for the account of the Fund, but only (i) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 and in proper form for transfer; (ii) in the case of a purchase effected through a Securities Systems, in accordance with the conditions set forth in Section 2.12 or (iii) in the case of repurchase agreements entered into between the Fund and the Custodian or a dealer or another commercial bank, (A) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank of Boston with such securities or (B) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

            (b) in connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2;

            (c) for the redemption or repurchase of Shares as set forth in
      Section 2.10;

            (d) for the payment of any expense or liability incurred by the Fund, including, but not limited to, the following payments for the account of the Fund: interest, taxes, management, accounting, expenses of the Transfer Agent, legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

            (e) for the payment of any dividends or distributions declared by the Board of Directors of the Fund;

            (f) for the purpose of opening fixed time deposits as provided in the Prospectus, but only against delivery of a non-negotiable receipt; or

            (g) for any other proper purpose, but only upon receipt of, in addition to proper instructions from the Fund, a certified copy of a resolution approved by the Fund's Board of Directors or Executive Committee specifying the amount of such payments, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

             Section 2.9 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased and in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry.

             Section 2.10 Payments for Repurchases or Redemptions of Share of the Fund. From such funds as may be available for the purpose but subject to the limitations of the Fund's Articles of Incorporation and any applicable resolutions approved by the Fund's Board of Directors or Executive Committee, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized, upon receipt of instructions from the Transfer Agent, to wire funds to or through a domestic commercial bank which is a member of the Federal Reserve System designated by the redeeming shareholder. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

             Section 2.11 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as the Custodian's agent to carry out such of the provisions of this
Article 2 as the Custodian may from time to time direct, provided that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

             Section 2.12 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by the Fund in a Securities System in accordance with applicable rules and regulations of the Federal Reserve Board and the SEC, subject to the following provisions:

            (a) the Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account (the "Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for Customers;

            (b) the records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

            (c) the Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account and (ii) the making of any entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund; the Custodian shall transfer securities sold from the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund; copies of all notices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request; and the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund on the next business day copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund;

            (d) the Custodian shall provide the Fund with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

            (e) the Custodian shall have received the initial or annual certificate, as the case may be, required by Article 9; and

            (f) anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; and, at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any clam against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

            Section 2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all Federal and state tax purposes in connection with the receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers or securities.

            Section 2.14 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

            Section 2.15 Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

            Section 2.16 Proper Instructions. The term "proper instructions", as used throughout this Article 2, means a writing signed or initialled by one or more persons as the Board of Directors of the Fund shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered "proper instructions" if the Custodian reasonably believes them to have been given by a person authorized by the Board of Directors of the Fund to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary of the Fund as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors, "proper instructions" may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors of the Fund and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

            Section 2.17 Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Fund:

            (a) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

            (b) surrender securities in temporary form for securities in definitive form;

            (c) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

            (d) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

            Section 2.18. Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a resolution approved by the Fund's Board of Directors or Executive Committee as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Fund's Board of Directors or Executive Committee pursuant to the Fund's Articles of Incorporation and By-laws as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

ARTICLE 3.  DUTIES OF CUSTODIAN WITH RESPECT TO
            THE BOOKS OF ACCOUNT AND CALCULATION OF
            NET ASSET VALUE AND NET INVESTMENT INCOME

            The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Directors of the Fund to keep the books of account of the Fund and compute the net asset value per share of the outstanding Shares or, if directed in writing to do so by the Fund, shall itself keep such books of account and compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net investment income of the Fund as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net investment income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net investment income among its various components. The calculations of the net asset value per share and the daily net investment income of the Fund shall be made at the time or times described in the Prospectus.

ARTICLE 4.  RECORDS

            The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 promulgated by the SEC thereunder, applicable Federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the SEC. The Custodian shall, at such times as the Fund may request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

ARTICLE 5.  OPINION OF FUND'S INDEPENDENT PUBLIC ACCOUNTANT

            The Custodian shall take all reasonable action as the Fund may from time to time request to obtain from year to year favorable opinions from the Fund's independent public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1 and Form N-1R and other annual reports for filing with the SEC and with respect to any other requirements of the SEC.

ARTICLE 6.  REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

            The Custodian shall provide the Fund, as such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Agreement. The reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by the examination conducted by the accountants, and, if there are no inadequacies, shall so state.

ARTICLE 7.  COMPENSATION OF CUSTODIAN

            The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

ARTICLE 8.  RESPONSIBILITY OF CUSTODIAN

            So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be indemnified by and shall be without liability to the Fund for any action in connection with the transactions contemplated hereby taken or omitted by it in good faith and without negligence. The Custodian shall be entitled to rely on and may act upon advice or counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable Federal or state laws or regulations. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemption effected pursuant to the check redemption service described in the Prospectus shall be in accordance with a separate agreement entered into between the Custodian and the Fund.

            In order that the indemnification provision contained in this
Article 8 shall apply, it is understood that if in any case the Fund may be asked to indemnify or save the Custodian harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend the Custodian against any claim which may be the subject of this indemnification and, in the event that the Fund so elects, it will so notify the Custodian and thereupon the Fund shall take over complete defense of the claim and the Custodian shall in such situation incur no further legal or other expenses for which it shall seek indemnification under this Article 8. The Custodian shall in no case confess any claim or make any compromise or settlement in any case in which the Fund will be asked to indemnify the Custodian, except with the Fund's prior written consent.

            If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

ARTICLE 9.  EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

            The Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than 30 days after the date of such delivery or mailing provided that the Custodian shall not act under Section 2.12 in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary of the Fund that the Board of Directors of the Fund has approved the initial use of a particular Securities System and the receipt annually thereafter of a certificate of the Secretary or an Assistant Secretary of the Fund that the Board of Directors of the Fund has reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 promulgated by the SEC under the 1940 Act, provided further that the Fund shall not amend or terminate this Agreement in contravention of any applicable Federal or state regulations, or any provision of the Fund's Articles of Incorporation, and provided further that the Fund may at any time by action of its Board of Directors (a) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (b) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the United State Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

            Upon termination of this Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements hereunder.

ARTICLE 10. SUCCESSOR CUSTODIAN

            If a successor custodian shall be appointed by the Board of Directors of the Fund, the Custodian shall, upon termination, deliver to such successor at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder.

            If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a cer-tified copy of a resolution approved by the Fund's Board of Directors or Executive Committee, deliver at the office of the Custodian such securities, funds and other properties in accordance with such resolution.

            In the event that no written order designating a successor custodian or certified copy of a resolution approved by the Fund's Board of Directors or Executive Committee shall have been delivered to the Custodian on or before the date when termination of this Agreement shall become effective, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

            In the event that securities, funds and other properties remain in the possession of the Custodian after failure of the Fund to procure the certified copy of resolution referred to or of the Board of Director to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

ARTICLE 11. INTERPRETIVE AND ADDITIONAL PROVISIONS

            In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provision shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable Federal or state regulations or any provision of the Articles of Incorporation or By-laws of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

ARTICLE 12. MASSACHUSETTS LAW TO APPLY

            This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the Laws of Massachusetts.

ARTICLE 13. PERSONAL LIABILITY

            It is understood and expressly stipulated that neither the holders of Shares nor directors of the Fund shall be personally liable hereunder.

ARTICLE 14. PRIOR CONTRACTS

            This Agreement supersedes and terminates, as of the date hereof, all prior agreements between the Fund and Custodian relating to the custody of the Fund's assets.

            IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the date first above written.

                                    LAZARD TAX-FREE RESERVES, INC.


                                    By_____________________________
                                                President

                                    STATE STREET BANK AND TRUST COMPANY


                                    By______________________________
                                                Vice President